UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material under §240.14a-12

CALIFORNIA RESOURCES CORPORATION
(Name of Registrant as Specified In Its Charter)

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April 30, 2021

Dear Stockholders,

On March 30, 2021, we filed with the Securities and Exchange Commission and made available to our stockholders of record a proxy statement (the "Proxy Statement") for the 2021 Annual Meeting of Stockholders (the "2021 Annual Meeting") of California Resources Corporation (the "Company," "CRC," "we" or "our") and began distributing a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and vote online.

Since filing our Proxy Statement, our Board of Directors (the “Board”) has further considered our Board’s composition and, following discussions with and input from Brian Steck, a current member of our Board and a candidate for re-election at the 2021 Annual Meeting, has determined that Mr. Steck will no longer stand for re-election at the 2021 Annual Meeting. The decision for Mr. Steck not to stand for re-election at the 2021 Annual Meeting was not the result of any disagreement with the Company. As a result, Mr. Steck’s name has been withdrawn from nomination for re-election to the Board at the 2021 Annual Meeting, and, with input from certain of the Company’s significant stockholders, the Board has nominated Andrew Bremner as a substitute nominee to serve on our Board as a director for a term expiring at our 2022 annual meeting of stockholders.

Because these changes affect the matters to be voted on at the 2021 Annual Meeting, we are providing additional information in the enclosed supplement to the Proxy Statement (the "Proxy Supplement"). The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. If you have already voted, or if you vote using the Company’s original proxy card or original voting instructions, your submitted proxy will be voted at the 2021 Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement, the proxy holder will vote shares represented by proxy for Mr. Bremner as the substitute nominee for Mr. Steck. For purposes of clarity, if you previously submitted a vote with respect to Mr. Steck but wish to change that vote with respect to Mr. Bremner, you will need to change or revoke your proxy or voting instructions With respect to the director nominees named in the Proxy Statement other than Mr. Steck, proxies will be voted as instructed.

The time and place of the 2021 Annual Meeting have not changed. The 2021 Annual Meeting will be held in a virtual meeting format only at https://www.virtualshareholdermeeting.com/CRC2021 on May 12, 2021, at 11:00 a.m., Pacific Time. The enclosed Proxy Supplement should be read in conjunction with the Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2020, which we previously made available to our stockholders of record. You should read the entire Proxy Statement and this Proxy Supplement and any additional proxy materials carefully before voting your shares.

We encourage you to vote so that your shares will be represented at the meeting.

By Order of the Board of Directors,
Tiffany (TJ) Thom Cepak
Chair of the Board
California Resources Corporation

CHANGE TO THE COMPANY’S SLATE OF NOMINEES

The Board of Directors (the “Board”) of California Resources Corporation (the “Company,” “CRC,” “we” or “our”) has further considered our Board’s composition and, following discussion with and input from Brian Steck, a current member of our Board, has determined that Mr. Steck will not stand for re-election at the 2021 Annual Meeting of Stockholders. The decision for Mr. Steck not to stand for re-election at the 2021 Annual Meeting was not the result of any disagreement with the Company. As a result, Mr. Steck’s name has been withdrawn from nomination for re-election to the Board at the 2021 Annual Meeting, and, with input from certain of the Company’s significant stockholders, the Board has nominated Andrew Bremner as a substitute nominee to serve on our Board as a director for a term expiring at our 2022 annual meeting of stockholders. The Company’s list of Board candidates consists of each of the director nominees identified in the 2021 proxy statement filed with the Securities and Exchange Commission on March 30, 2021 (the "Proxy Statement"), except that Mr. Steck has been replaced as a nominee by Mr. Bremner. Biographical information with respect to Mr. Bremner is set forth below.

Since 2019, Mr. Bremner, 30, has served as the Vice President of Oil & Gas for Jaco Oil Company and is a partner of JB Energy Partners LP. In these roles Mr. Bremner led the acquisition and management of a substantial portfolio of California energy and alternative assets. From 2013 to 2019, Mr. Bremner worked for California Resources Corporation in various engineering roles, and most recently in Portfolio Management & Strategic Planning. Mr. Bremner earned his M.B.A. degree from University of California, Los Angeles, and has a Bachelor of Science degree in Mechanical Engineering from California Polytechnic State University San Luis Obispo.

Assuming Mr. Bremner is elected at the 2021 Annual Meeting, Mr. Bremner will be compensated in accordance with the Company’s director compensation program, which currently provides for, among other things, an annual cash retainer of $125,000 paid on a quarterly basis in advance and an annual equity grant of our common stock with a grant date value of $200,000. Mr. Bremner’s initial annual equity award will be effective as of the date of the 2021 Annual Meeting, will be in the form of restricted stock units corresponding to a number of shares of our common stock determined by dividing $200,000 by the volume weighted average per share price of our common stock over the 60 trading days preceding the date of the 2021 Annual Meeting, and will generally vest one year after the date of grant subject to his continued service on the Board. As of March 15, 2021, Mr. Bremner beneficially owned 745 shares of the Company’s common stock. Because Mr. Bremner was employed by the Company until 2019, Mr. Bremner is not independent under the listing standards of the New York Stock Exchange (the “NYSE”). It is expected that Mr. Bremner will qualify as an independent director under NYSE rules beginning in April 2022.

Mr. Bremner has consented to be named in the Proxy Statement, as supplemented by this Proxy Supplement, and to serve if elected. If, before the 2021 Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the person named as proxy holder on the proxy card will vote for the substitute. Alternatively, the Board may reduce the size of the Board.

MISCELLANEOUS INFORMATION CONCERNING MR. BREMNER

Other than as set forth in this Proxy Supplement and based on the information provided by Mr. Bremner, none of Mr. Bremner or his associates (i) is party to any material proceedings adverse to the Company or any of its subsidiaries or has a material interest in any material proceeding adverse to the Company or any of its subsidiaries, (ii) has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the 2021 Annual Meeting, or (iii) has a direct or indirect material interest in any transaction or series of similar transactions since the beginning of our last fiscal year or any currently proposed transactions, or series of similar transactions, to which the Corporation or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

Voting Standard and Instructions

The voting standards and voting instructions contained in the Proxy Statement and the Notice of Internet Availability of Proxy Materials (the "Notice of Internet Availability") distributed to our stockholders of record beginning on March 30, 2021, including the voting standard and voting instructions applicable to the election of directors, have not changed. If you have not voted, or if you have voted but would like to change your vote, please vote your shares as soon as possible using the any of the methods described in the Proxy Statement and the Notice of Internet Availability.

The proxy card and voting instruction form originally distributed with the Proxy Statement remain valid. Stockholders who have already returned their proxy card or provided voting instructions do not need to take any action unless they want to change or revoke their prior proxy or voting instructions. Pursuant to the discretionary voting authority granted to the proxy holder, any shares represented at the 2021 Annual Meeting by the original proxy card or voting instructions will be voted with respect to the election of Mr. Bremner, as substitute nominee for Mr. Steck, as director. If you have already voted, or if you vote using the Company’s original proxy card or original voting instructions, your submitted proxy will be voted at the 2021 Annual Meeting with respect to all proposals as you instruct, except that with respect to the election of directors and consistent with the disclosure set forth in the Proxy Statement (which provides that "[i]f any nominee for whom you have voted becomes unable to serve, your proxy may be voted for another person designated by our Board, or our Board of Directors may determine to reduce the size of the Board of Directors"), the proxy holder will vote shares represented by proxy for Mr. Bremner as the substitute nominee for Mr. Steck. For purposes of clarity, if you previously submitted a vote with respect to Mr. Steck but wish to change that vote with respect to Mr. Bremner, you will need to change or revoke your proxy or voting instructions. With respect to the director nominees named in the Proxy Statement other than Mr. Steck, proxies will be voted as instructed. If a stockholder signs and mails a proxy card but does not indicate how the Proxy Holder should vote on any particular matter, the Proxy Holder will vote in accordance with the Board of Directors’ recommendation on such matter.

Proxies are solicited on behalf of the Board and are revocable through the methods described in the Proxy Statement.

Recommendation of the Board

The Board of Directors recommends stockholders vote "FOR" the election of Mr. Bremner as a director at the 2021 Annual Meeting. The Board’s recommendation with respect to nominees Douglas E. Brooks, Tiffany (TJ) Thom Cepak, James N. Chapman, Mark A. (Mac) McFarland, Julio M. Quintana and William B. Roby remains unchanged.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2021

The Notice of the 2021 Annual Meeting of Stockholders, the Proxy Statement and the Annual Report to Stockholders (which includes the Annual Report on Form 10-K for the year ended December 31, 2020) of California Resources Corporation and this Proxy Supplement are available at http://www.proxyvote.com. You will need the 16-digit control number included on the Notice that was mailed to you, on your proxy card or on the instructions that accompanied your proxy materials.
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